CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-173118 and 333-168704) and in the Registration Statements on Form S-8 (Nos. 333-177752, 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759 and 333-97417) of The Goodyear Tire & Rubber Company of our report dated February 12, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 12, 2013